Exhibit 10.38

AMENDMENT TO LEASE AGREEMENT OF JUNE 1, 1998

Lessor :	Keskinäinen työeläkevakuutusyhtiö VARMA
Annankatu 18
00120 Helsinki

Lessee:	Planar Systems Oy
Olarinluoma 9
02200 Espoo

Lease Object: Property:	Kiinteistö Oy Olarinluoma 9 02200 Espoo

The above mentioned Lessor and Lessee have agreed the following amendments to the lease contract of June 1, 1998:

Lease period

The lease contract is extended for the period of January 1, 2012 to December 31, 2014 with previously agreed conditions. After the lease period the lessee has an option to extend the lease contract by 3 years under the same conditions by informing the use of this option 6 months before the expiration of the contract, this means by July 1, 2014. If the lessee does not use the option the lease contract continues until further notice with a mutual notice period of 12 months. As well as after the 3 years extension (the option) the lease contract continues until further notice with a mutual notice period of 12 months.

Lease amount

Beginning January 1, 2012 the monthly rent is 83,562.53 Euros (+ 23% VAT). The monthly rent amount is adjusted annually according to the cost-of-living index.

Other conditions

The lessee provides a guarantee equivalent to 3 months rent amount.

This lease agreement has been made in two identical copies, one for the lessor and one for the lessee.

In Helsinki April 20, 2011

Lessor:	KESKINÄINEN TYÖELÄKEVAKUUTUSYHTIÖ VARMA

	By:	/s/ Jorma Kuokkanen	/s/ Matti Viitala

Lessee:	PLANAR SYSTEMS OY

	By:	/s/ Martti Sonninen